Exhibit 10.9.7

Executive Medical Plan of The Coca-Cola Company

The undersigned, being the Plan Administrator for the Executive Medical Plan of The Coca-Cola Company takes the following actions:

WHEREAS, The Coca-Cola Company (the “Company”) established the Executive Medical Plan of The Coca-Cola Company (the “Plan”); and

WHEREAS, Section 10 of the Plan reserves the right of the Plan Administrator to terminate the Plan at any time.

NOW, THEREFORE, BE IT RESOLVED, that the Executive Medical Plan of The Coca-Cola Company is terminated effective as of December 31, 2010;

FURTHER RESOLVED, that (i) the Plan Administrator and (ii) any officer of the Company is authorized to take any and all action that such person deems necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolutions and to effectuate the transactions contemplated thereby; and

FURTHER RESOLVED, that (i) the Plan Administrator and (ii) any officer of the Corporation is authorized to execute, in the name and on behalf of the Corporation and under its corporate seal or otherwise, deliver and file any agreement, instrument, certificate or other document, or any amendment or supplement thereto, and to take any other action that such person may deem necessary, convenient or appropriate in order to carry out the intent and purpose of the preceding resolutions and to effectuate the transactions contemplated thereby.

Plan Administrator

Executive Medical Plan of The Coca-Cola Company

/s/ Sue Fleming	November 18, 2010
Sue Fleming	Date
Director, Global Benefits
The Coca-Cola Company